Exhibit  99.1

                        TRI CITY BANKSHARES CORPORATION
INCOME STATEMENT (unaudited)
                                 Nine Months Ended         Three Months Ended
                               9/30/03       9/30/02      9/30/03      9/30/02
                            -----------   -----------   ----------   ----------
Interest Income             $25,328,001   $27,640,893   $8,201,959   $9,313,465
Interest Expense              3,887,438     6,133,449    1,200,807    1,955,018
                            ----------------------------------------------------
Net Interest Income          21,440,563    21,507,444    7,001,152    7,358,447
Other Income                  7,019,958     5,936,752    2,310,510    2,075,382
Less: Other Operating
        Expenses             18,624,081    22,244,096    6,304,275    6,074,435
                            ----------------------------------------------------
Income Before Income Taxes    9,836,440     5,200,100    3,007,387    3,359,394
Provision for Income Taxes    2,861,000       893,000      853,000      921,000
                            ----------------------------------------------------
Net Income                  $ 6,975,440   $ 4,307,100   $2,154,387   $2,438,394
                            ====================================================
Net Income Per Common Share       $0.86         $0.54        $0.26        $0.31


BALANCE SHEET (unaudited) September 30, 2003 and 2002

Assets                         2003           2002        Liabilities & Equity             2003           2002
Cash and Due              $ 22,906,106   $ 28,190,606     Non Interest Bearing        $150,373,954   $154,197,880
Investment Securities      146,760,569    159,480,933     Interest Bearing             385,475,123    389,601,972
                                                                                      ----------------------------
Federal Funds Sold          35,725,271     24,388,392     Total Deposits               535,849,077    543,799,852
Total Loans                396,341,751    395,779,462     Short Term Debt                  615,240      6,408,870
Reserve for Loan Losses     (5,220,920)    (5,044,991)    Other Liabilities              2,219,244      2,455,308
                          ----------------------------                                ----------------------------
Net Loans                  391,120,831    390,734,471     Total Liabilities            538,683,561    552,664,030
Bank Premises & Equipment   21,948,874     22,295,217     Common Stock                   8,185,117      8,021,769
Other Assets                 5,335,701      5,350,101     Additional Paid-In Capital    13,311,037     10,619,618
                          ----------------------------    Retained Earnings             63,617,637     59,134,303
                                                                                      ----------------------------
                                                          Total Stockholders' Equity    85,113,791     77,775,690
                                                                                      ----------------------------
Total Assets              $623,797,352   $630,439,720     Total Liabilities & Equity  $623,797,352   $630,439,720
                          ============================                                ============================

                                 Stock Valuation

The Corporation's stock is traded on the over-the-counter market under the trading symbol "TRCY." Trading in the Corporation's stock is limited and sporadic and the Corporation believes that no established trading market for the Corporation's stock exists. For purposes of the Corporation's Automatic Dividend Reinvestment Plan, the Board of Directors is required to establish the "Fair MarketValue" of the Corporation's stock on a quarterly basis based on factors set forth in the Dividend Reinvestment Plan. The following table sets forth the Fair Market Value established under the Dividend Reinvestment Plan over the past two years.

July 2003             $19.20          July 2002             $15.70
April 2003             17.50          April 2002             15.12
January 2003           17.00          January 2002           14.92
October 2002           16.30          October 2001           14.58